Exhibit 99.2

Contact:

Marc Applebaum

Chief Financial Officer

Q.E.P. Co., Inc.

(561) 994-5550

Q.E.P. HOSTS CONFERENCE CALL TO DISCUSS

FISCAL 2005 FINANCIAL RESULTS

BOCA RATON, FLORIDA—June 15, 2005—Q.E.P. Co., Inc. (Nasdaq: QEPC), today announced that it has filed its fiscal 2005 financial results on form 10-K with the Securities and Exchange Commission.

The Company will be hosting a conference call to discuss these results and to answer questions at 10:00 a.m. Eastern Daylight Time, Friday, June 17, 2005. To participate in the conference call, please dial 800-922-0755 five to 10 minutes before the call is scheduled to begin.

While we hope you will be able to join us for the call, we have arranged to have the teleconference session available for replay from 12:00 p.m. Eastern Daylight Time on June 17 until midnight on June 24. The number to hear the teleconference replay is 1-877-519-4471. The access code for the replay is 6181592.

Q.E.P. Co., Inc., founded in 1979, is a leading manufacturer, marketer and distributor of a broad line of flooring tools and accessories for the home improvement and professional installer markets. Under brand names Q.E.P., Roberts, Q-Set and O’Tool, Q.E.P. markets approximately 3,000 products used primarily for surface preparation and installation of ceramic tile, carpet, vinyl and wood flooring. The Company sells its products to large home improvement retail centers, as well as traditional distribution outlets in 50 states and around the world.